Exhibit 10.35
               Amendment to Amend and Restate Employment Contract
                   F. Willard Griffith II Dated March 19, 1988

         In accordance with the Board of Directors Consent, dated May 22, 1998 and the Board of Directors meeting on March 6, 1998, the Employment Contract of
F. Willard Griffith, II, Chairman and Chief Executive Officer of GC International, Inc. is hereby amended as follows:
         Paragraph 2 "Term" is extended to expire July 1, 2008.
         Paragraph 3 (A)1 is amended to increase the current salary being paid as of May 22, 1998, by $1,000 per week effective with the payroll on July 1, 1998.
         Paragraph 3 (A)2 is hereby amended as follows. Not withstanding anything else contained herein to the contrary, the profit bonus of Paragraph 3
(A)2 shall be paid on the pre-tax, pre-bonus profit of the company including extraordinary profits generated from the settlement of debt. This amendment shall include bonuses calculated from fiscal years 1991 through the present date.
         Paragraph 3(C) is hereby amended as follows. Not withstanding anything to the contrary contained herein, reimbursable expenses include utilities paid by employee for the maintenance of an office in employees home which office is maintained at the pleasure of the company.
         Paragraph 7 (A) is deleted.
         Paragraph 7(A) is added as follows. Not withstanding anything else contained herein to the contrary, in the event of the death of the employee, the employee's estate or beneficiary shall be entitled to all of the salary and bonus benefits contained in this contract for the remaining term of the contract reduced only by the amount of death benefit payable (if any) in accordance with the Death Benefit Agreement.
         Paragraph 7 (B) (1)(i) of the contract shall be amended as follows. Not withstanding anything else contained herein to the contrary, in the event of disability of the employee, employee will be entitled to receive all salaries and bonuses payable under this contract until the death of the employee, and this contract is automatically extended until such death.
         Paragraphs 7(B)(1)(ii) and 7B(2) are deleted.
         The foregoing modifications are accepted to the contract effective May 22, 1998.

GC INTERNATIONAL, INC.:                     Accepted by Employee:


/s/ Richard R. Carlson    6-17-98          /s/ F. Willard Griffith, II  6-17-98
------------------------  -------          ---------------------------  -------
    Richard R. Carlson      Date               F. Willard Griffith, II   Date
    President